                                                                    Exhibit 11.1

                                XETEL CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                         IN THOUSANDS, EXCEPT SHARE DATA
                                   (UNAUDITED)


                                                           Three Months Ended         Nine Months Ended
                                                       December 27,  December 28,  December 27,  December 28,
                                                           1997          1996          1997         1996
                                                         --------      --------      --------     --------
Basic earnings per share:
      Weighted average shares outstanding                   8,840         8,772         8,824        8,683
                                                         ========      ========      ========     ========

      Net (loss) income                                  $   (388)     $   (334)     $    128     $    144
                                                         ========      ========      ========     ========

      Basic (loss) earnings per share                    $  (0.04)     $  (0.04)     $   0.01     $   0.02
                                                         ========      ========      ========     ========

Diluted earnings per share:
      Weighted average shares outstanding                   8,840         8,772         8,824        8,683

      Common stock equivalents: stock options(1) (2)           --            --           734          649
                                                         --------      --------      --------     --------
                                                            8,840         8,772         9,558        9,332
                                                         ========      ========      ========     ========

      Net (loss) income                                  $   (388)     $   (334)     $    128     $    144
                                                         ========      ========      ========     ========

      Diluted (loss) earnings per share                  $  (0.04)     $  (0.04)     $   0.01     $   0.02
                                                         ========      ========      ========     ========


(1) Stock options based on the treasury stock method using average market price.

(2) Common stock equivalents were 577,000 and 649,000 for the three months ended December 27, 1997 and December 28, 1996, respectively. Common stock equivalents are included in the computation of diluted weighted average shares outstanding only during periods that their inclusion would be dilutive.